UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 26, 2021

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company	58-0690070
(A Delaware Corporation)
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
(404) 506-5000

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
The Southern Company	Common Stock, par value $5 per share	SO	New York Stock Exchange
The Southern Company	Series 2016A 5.25% Junior Subordinated Notes due 2076	SOJB	New York Stock Exchange
The Southern Company	Series 2017B 5.25% Junior Subordinated Notes due 2077	SOJC	New York Stock Exchange
The Southern Company	2019 Series A Corporate Units	SOLN	New York Stock Exchange
The Southern Company	Series 2020A 4.95% Junior Subordinated Notes due 2080	SOJD	New York Stock Exchange
The Southern Company	Series 2020C 4.20% Junior Subordinated Notes due 2060	SOJE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Upon recommendation of the Compensation and Management Succession Committee of the Board of Directors of The Southern Company (the “Company”), the Board of Directors of the Company approved The Southern Company 2021 Equity and Incentive Compensation Plan (the “Plan”), subject to stockholder approval. The Plan was approved by the Company’s stockholders at the Annual Meeting of Stockholders held on May 26, 2021.
The Plan provides for awards of cash, stock options (including incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards and certain other awards based on or related to shares of the Company’s common stock. The Plan will replace the Southern Company Omnibus Incentive Compensation Plan that was approved by the stockholders at the Annual Meeting of Stockholders held on May 25, 2011 (the “2011 Plan”).
The Board of Directors may terminate or amend the Plan at any time; provided, however, that amendment of the Plan will be subject to stockholder approval in certain circumstances as required under the Plan. No grants will be made under the Plan on or after May 26, 2031.
A total of 31,528,294 shares of common stock is available for grants under the Plan, representing 4,028,294 shares transferred from the 2011 Plan, plus 27,500,000 new shares. The number of shares available for grant is subject to adjustment under certain circumstances described in the Plan
This description of the Plan is a summary only and is qualified by reference to the Plan, which is filed as Exhibit 10.1 hereto. A more complete description of the terms of the Plan can be found in “Item 3 - Approve the 2021 Equity and Incentive Compensation Plan (2021 Omnibus Plan)” on pages 94 to 102 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 12, 2021, which description is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders on May 26, 2021. Stockholders voted as follows on the matters presented for a vote:

1.	The nominees for election to the Board of Directors were elected based on the following votes:

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes

Janaki Akella	678,441,475	5,385,569	2,313,450	195,665,380
Juanita Powell Baranco	660,257,335	23,718,469	2,164,690	195,665,380
Henry A. Clark III	661,832,944	22,093,050	2,214,500	195,665,380
Anthony F. Earley, Jr.	678,006,046	5,886,484	2,247,964	195,665,380
Thomas A. Fanning	624,474,980	56,126,764	5,538,750	195,665,380
David J. Grain	678,070,606	5,815,742	2,254,146	195,665,380
Colette D. Honorable	669,663,655	14,370,873	2,105,966	195,665,380
Donald M. James	663,309,784	20,571,786	2,258,924	195,665,380
John D. Johns	676,431,518	7,510,726	2,198,250	195,665,380
Dale E. Klein	666,672,989	17,276,395	2,191,110	195,665,380
Ernest J. Moniz	652,441,257	29,594,748	4,104,489	195,665,380
William G. Smith, Jr.	649,741,712	34,212,456	2,186,326	195,665,380
E. Jenner Wood III	677,386,060	6,552,017	2,202,417	195,665,380

2.	The proposal to approve, on an advisory basis, the Company’s named executive officers’ compensation was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
648,563,546	32,055,527	5,521,421	195,665,380

3.	The proposal to approve The Southern Company 2021 Equity and Incentive Compensation Plan was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
654,825,017	25,755,744	5,559,733	195,665,380

4.	The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021 was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
871,666,470	7,819,809	2,319,595	N/A

5.	The proposal to approve an amendment to the Company’s Restated Certificate of Incorporation to reduce the supermajority vote requirement to a majority vote, which pursuant to the Company’s Restated Certificate of Incorporation requires the affirmative vote of two-thirds of the issued and outstanding shares, was not approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
670,269,931	11,575,229	4,295,334	195,665,380

Item 9.01.	Financial Statement and Exhibits

(d) Exhibits.

10.1	The Southern Company 2021 Equity and Incentive Compensation Plan, effective May 26, 2021.

104	Cover Page Interactive Data File – The cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2021	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary
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